Exhibit 10.3

AMENDMENT NUMBER 5 TO LOAN DOCUMENTS

THIS AMENDMENT NUMBER 5 TO LOAN DOCUMENTS (this “Fifth Amendment”), is entered into as of August 14, 2009, by and among GVEC RESOURCE IV INC. (“Agent”), as Agent and as a Lender, EMRISE CORPORATION, a Delaware corporation (“Parent”), and Parent’s Subsidiaries that are signatories hereto (collectively with Parent, “Borrowers”).

W I T N E S S E T H

WHEREAS, Borrowers, Agent and the Lenders named therein are parties to that certain Credit Agreement, dated as of November 30, 2007, as amended by that certain Amendment Number 1 to Loan Documents, dated August 20, 2008, that certain Amendment Number 2 to Loan Documents, dated February 12, 2009, that certain Forbearance Agreement and Amendment Number 3 to Loan Documents, dated March 20, 2009 (as amended by that certain Amendment to Forbearance Agreement and Amendment Number 3 to Loan Documents, dated April 9, 2009) and that certain Amendment Number 4 to Loan Documents, dated April 14, 2009 (as further amended, restated, supplemented, or modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties to the Credit Agreement desire to amend certain provisions of the Credit Agreement as more fully set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Documents as follows:

1.             DEFINITIONS.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2.             AMENDMENT TO CREDIT AGREEMENT.

(a)           Schedule 1.1 of the Credit Agreement is amended by the addition of the following definitions:

“Fifth Amendment” means that certain Amendment Number 5 to Loan Documents, dated as of August 14, 2009, by and among Borrowers, Agent and the Lenders party thereto.

“Fifth Amendment Effective Date” means the date on which each of the conditions precedent set forth in Section 3 of the Fifth Amendment has been satisfied.

(b)           Section 2.2(d) of the Credit Agreement is amended and restated as follows:

“(d)         Subject to subsection (c) above, the principal of Term Loan A shall be repaid in installments as follows:

(i)            on September 1, 2009, and on October 1, 2009, equal installments of $20,000;

(ii)           on November 1, 2009, an installment of $25,000;

(iii)          on December 1, 2009, an installment of $65,000; and

(iv)          commencing on January 1, 2010, and continuing on the first day of each of the 10 consecutive months thereafter, equal installments of $120,000.”

(c)           Section 2.2(e) of the Credit Agreement is amended and restated as follows:

“(e)         Subject to subsection (c) above, the principal of Term Loan B shall be repaid in installments as follows:

(i)            on September 1, 2009, and on October 1, 2009, equal installments of $55,000;

(ii)           on November 1, 2009, an installment of $75,000;

(iii)          on December 1, 2009, an installment of $85,000; and

(iv)          commencing on January 1, 2010, and continuing on the first day of each of the 10 consecutive months thereafter, equal installments of $166.666.67.”

(d)           Section 2.4(c)(i) of the Credit Agreement is hereby amended by adding the following clause at the end of the first sentence of such Section 2.4(c)(i): “; provided, however, that in connection with any such sales or dispositions that occur subsequent to Fifth Amendment Effective Date and prior to January 1, 2010, Borrowers shall prepay the outstanding Obligations in an amount equal to 75% of the Net Cash Proceeds received in connection with such sales or dispositions.”

(e)           Section 5.22 of the Credit Agreement is hereby amended and restated as follows:

“5.22       Additional Capital.  On or prior to December 31, 2009, Borrowers shall provide evidence to Agent that Borrowers shall have received a minimum of Three Million Dollars ($3,000,000) in Net Cash Proceeds (after the payment of all underwriting commissions, investment banking fees and other fees and expenses associated therewith) from the sale of Borrowers’ Stock.  Notwithstanding anything to the contrary contained herein, including but not limited to the provisions of Section 2.4(c) of this Agreement, Borrower shall apply a portion of such Net Cash Proceeds to pay down a portion of the Obligations, which payments shall be applied according to the terms of this Agreement, based on the following schedule:

(a)           with respect to the first $3,000,000 of Net Cash Proceeds, fifty percent (50%) of such Net Cash Proceeds shall be applied to the Obligations; and

(b)           with respect to the amount of Net Cash Proceeds in excess of the first $3,000,000, thirty percent (30%) of such Net Cash Proceeds shall be applied to the Obligations.”

(f)            Section 6.16(d) of the Credit Agreement is amended and restated as follows:

“(d)         Minimum Liquidity.  Fail to achieve a minimum Liquidity, measured quarterly at the end of each calendar quarter, of not less than the amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Minimum Amount
For Borrowers’ fiscal quarter ending in March 2009	$3,400,000
For Borrowers’ fiscal quarter ending in June 2009	$4,200,000
For Borrowers’ fiscal quarter ending in September 2009	N/A
For Borrowers’ fiscal quarter ending in December 2009	$4,000,000
For Borrowers’ fiscal quarter ending in March 2010	$4,600,000
For Borrowers’ fiscal quarter ending in June 2010	$4,200,000
For Borrowers’ fiscal quarter ending in September 2010	$5,500,000
For Borrowers’ fiscal quarter ending in December 2010	$3,800,000	”

3.             CONDITIONS PRECEDENT TO THIS FIFTH AMENDMENT.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Fifth Amendment and each and every provision hereof:

(a)           The representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Fifth Amendment Effective Date, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)           No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the Fifth Amendment Effective Date;

(c)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender or any of their Affiliates;

(d)           Borrowers have paid to Agent, in immediately available funds, an amount equal to $100,000, which amount represents a fee in consideration of the Lenders’ actions taken in connection with this Fifth Amendment; and

(e)           No Material Adverse Change shall have occurred.

4.             CONSTRUCTION.  THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

5.             ENTIRE AMENDMENT; EFFECT OF FIFTH AMENDMENT.  This Fifth Amendment, and the terms and provisions hereof, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof.  Except as expressly set forth in this Fifth Amendment, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this Fifth Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Fifth Amendment shall control.  This Fifth Amendment is a Loan Document.

6.             COUNTERPARTS; TELEFACSIMILE EXECUTION.  This Fifth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Fifth Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Fifth Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Fifth Amendment.  Any party delivering an executed counterpart of this Fifth Amendment by telefacsimile also shall deliver an original executed counterpart of this Fifth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fifth Amendment.

7.             MISCELLANEOUS.

(a)           Upon the effectiveness of this Fifth Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Fifth Amendment.

(b)           Upon the effectiveness of this Fifth Amendment, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Fifth Amendment.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be executed and delivered on the date first written above.

EMRISE CORPORATION		EMRISE ELECTRONICS CORPORATION

By:	/s/ Carmine T. Oliva	By:	/s/ Carmine T. Oliva
Title:	Chief Executive Officer	Title:	Chief Executive Officer

CXR LARUS CORPORATION		RO ASSOCIATES INCORPORATED

By:	/s/ Carmine T. Oliva	By:	/s/ Carmine T. Oliva
Title:	Chief Executive Officer	Title:	Chief Executive Officer

CUSTOM COMPONENTS, INC.		ADVANCED CONTROL COMPONENTS, INC.

By:	/s/ Carmine T. Oliva	By:	/s/ Carmine T. Oliva
Title:	Chief Executive Officer	Title:	Chief Executive Officer

GVEC RESOURCE IV INC., as Agent and a Lender

		By:	/s/ signature illegible
		Title:	Authorized Representative